Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated February 23, 2018, with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2017:

1.	Registration Statement Number 2-88085 on Form S-8

2.	Registration Statement Number 333-78763 on Form S-8

3.	Registration Statement Number 33-45763 on Form S-3

4.	Registration Statement Number 333-27607 on Form S-8

5.	Registration Statement Number 333-35298 on Form S-8

6.	Registration Statement Number 333-83290 on Form S-8

7.	Registration Statement Number 333-88096 on Form S-8

8.	Registration Statement Number 333-150447 on Form S-8

9.	Registration Statement Number 333-169724 on Form S-3

10.	Registration Statement Number 333-179707 on Form S-8

11.	Registration Statement Number 333-186948 on Form S-8

12.	Registration Statement Number 333-186949 on Form S-8

13.	Registration Statement Number 333-194214 on Form S-8

14.	Registration Statement Number 333-194215 on Form S-8

15.	Registration Statement Number 333-195553 on Form S-8

16.	Registration Statement Number 333-207643 on Form S-8

17.	Registration Statement Number 333-214273 on Form S-3

18.	Registration Statement Number 333-221170 on Form S-8

/s/ ERNST & YOUNG LLP
Atlanta, Georgia February 23, 2018